EXHIBIT 10.1

                  2000 NON-QUALIFIED KEY MAN STOCK OPTION PLAN



     PURPOSE: The purpose of the Oranco, Inc. 2000 Non-Qualified Key Man Stock Option Plan (hereinafter referred to as the "Plan") is to provide a special incentive to selected key persons associated with or employed by Oranco, Inc. (the "Company") and its subsidiaries, to promote the Company's business. The Plan is designed to accomplish this purpose by offering such personnel an opportunity to purchase shares of the common stock of the Company so that they will share in the Company's success.

     1.   The  Board  of  Directors  shall  administer  the  Plan.

     2. Options may be granted to key employees and consultants of the Company and to Officers and Directors. The Board shall select grantees. Board members are eligible to receive options.

     3.   The  total  number  of  shares  subject  to this Plan shall not exceed
500,000.

     4. The purchase price of shares of common stock issuable upon exercise of each option granted pursuant to the Plan shall be not less than 100 percent of the fair market value of the shares on the date the option is granted, as determined by the Board of Directors.

     5. The Options granted under the Plan shall vest at such time as is fixed at the time of their grant by the Board of Directors.

     6. Each option is non transferable, except in the case of death, in which case it shall be exercisable by the holder's heirs, according to the terms of the option document.

     7. If any change is made in the shares subject to this Plan or any option granted hereunder (through merger, consolidation, reorganization, recapitalization, or change in capital structure), appropriate adjustment shall be made by the Board in the number of shares and kind of common stock for which options may be or may have been granted under the Plan, to the end that the proportionate interests shall be maintained viz-a-viz other shareholders of Oranco, Inc. in a manner which is the same as before the occurrence of such event.

     8. The Plan participant agrees that all shares purchased by the Participant under the option, unless they have been registered, are acquired for investment and not for distribution, and may not be resold, except pursuant to registration, or an exemption therefrom, under the Securities Act of 1933. Each notice of exercise of the option shall be accompanied by a written representation, signed by the Participant, to that effect, and share certificates upon issuance, shall bear a private placement legend, unless an applicable registration statement or exemption from registration is then in effect.


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     9. All options issued hereunder shall be issued only to persons who and for services which qualify under the terms of Rule 701 and/or an S-8 registration, in the event the Company becomes a "reporting company", under the Securities Act of 1933, as amended.


Adopted by action of the Board of Directors of Oranco, Inc. on January 11, 2000.



s/  Claudio  Gianascio
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Claudio  Gianascio,  President  &  Sole  Director